Exhibit 99.6

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Management and the Board of Directors
Innovate/Protect, Inc (f/k/a Labrador Search Company)

We have audited the accompanying consolidated balance sheets of Innovate/Protect Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from June 8, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Innovate/Protect Inc. and subsidiaries as of December 31, 2011 and the results of their operations and their cash flows from June 8, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred substantial losses from operations and used significant amount of cash to fund its operating activities. Additional capital is required to support the Company operations. These conditions raise substantial doubt about the Company ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GRANT THORNTON LLP
New York, New York
March 2, 2012

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET
As of December 31, 2011

ASSETS
Current Assets
Cash and cash equivalents	$5,212,142
Prepaid assets	25,886
Total current assets	5,238,028
Property and Equipment, net	8,006
Other Assets
Intangible assets, net	3,067,592
Total assets	$8,313,626
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$201
Accrued liabilities	448,264
Current portion, note payable-related party	2,000,000
Total current liabilities	2,448,465
Note Payable-related party	1,200,000
Total liabilities	3,648,465
Commitments and Contingencies (See note 11)
Preferred stock, Series A Convertible, $.0001 par value; liquidation value $1,250 per share; 6,968 shares authorized, issued and outstanding	1,800,000
Stockholders’ Equity
Common stock, $.0001 par value; 100,000,000 shares authorized; 5,624,661 shares issued and outstanding	563
Additional paid-in capital	5,618,780
Deficit accumulated during the development stage	(2,754,182)
2,865,161
Total liabilities and stockholders’ equity	$8,313,626

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS
Period from June 8, 2011 (Inception) to December 31, 2011

Revenue	$—
Operating Expenses
Legal	1,102,100
Compensation	996,913
Amortization and depreciation	328,278
General and administrative	213,192
Startup and capital acquisition costs	105,971
2,746,454
Loss from operations	(2,746,454)
Other Expense
Interest expense	7,728
Net loss	$(2,754,182)
Basic and diluted loss per share
Net Loss	$(2,754,182)
Weighted Average Common Shares Outstanding	2,802,100
Basic and diluted loss per share	$(0.98)

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Period from June 8, 2011 (Inception) to December 31, 2011

	Common Stock	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
Balance, June 8, 2011 (inception)	$—	$—	$—	$—
Issuance of common stock	563	5,144,662	—	5,145,225
Stock-based compensation	—	474,118	—	474,118
Net loss	—	—	(2,754,182)	(2,754,182)
Balance, December 31, 2011	$563	$5,618,780	$(2,754,182)	$2,865,161

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS
Period from June 8, 2011 (Inception) to December 31, 2011

Cash Flows From Operating Activities
Net loss	$(2,754,182)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	328,277
Stock-based compensation expense	474,118
Increase in prepaid assets	(25,886)
Increase in accounts payable and accrued liabilities	448,465
Net cash used in operating activities	(1,529,208)
Cash Flows From Investing Activities
Purchase of intangible assets	(3,395,187)
Purchase of fixed assets	(8,688)
Net cash used in investing activities	(3,403,875)
Cash Flows From Financing Activities
Proceeds from note payable	3,200,000
Proceeds from issuance of preferred stock	1,800,000
Proceeds from issuance of common stock	5,145,225
Net cash provided by financing activities	10,145,225
Increase in cash	5,212,142
Cash Balance, beginning of period	—
Cash Balance, ending of period	$5,212,142
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$7,728

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

Nature of business:  Innovate/Protect, Inc. (“I/P”) was incorporated under the laws of the state of Delaware on June 8, 2011 (“Inception”), as Labrador Search Corporation. On September 6, 2011, Labrador Search Corporation changed its name to Innovate/Protect, Inc. I/P is a holding company, which, at December 31, 2011, owned 100% of the issued and outstanding common stock of I/P Engine, Inc. (“I/P Engine”) and I/P Labs, Inc. (“I/P Labs” and together with I/P Engine, the “Subsidiaries”). I/P Engine was incorporated in Virginia on June 14, 2011, as Smart Search Labs, Inc. Smart Search Labs Inc. changed its name to I/P Engine, Inc. on September 9, 2011. I/P Engine operates for the purpose of realizing economic benefits from a collection of patents related to search engine technology. I/P Labs was incorporated in Delaware on June 8, 2011 as Scottish Terrier Capital, Inc. and changed its name to I/P Labs, Inc. on September 9, 2011. I/P Labs, Inc. operates to acquire or develop other patented technologies or intellectual property. I/P’s principal offices are located in New York City.

Principles of consolidation:  The consolidated financial statements include the accounts of I/P and the Subsidiaries. Unless the context otherwise indicates, the terms “I/P” or the “Company” mean Innovate/Protect, Inc. and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Estimates and assumptions:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Development stage:  The Company is in the development stage and had not yet generated revenue for the period from inception to December 31, 2011.

Cash and cash equivalents:  Cash and cash equivalents include cash and highly liquid investments with original maturities of three months or less. The Company maintains its cash in a non-interest bearing account at a commercial bank, which account balances at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Intangible assets:  Intangible assets consist of patents that were purchased and the costs to acquire them. They are amortized over their legal lives, for periods that vary from five to ten years depending on the patents’ expiration. The useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable. Costs to investigate potential purchases of intangible assets are treated expense when incurred, until or unless purchase of the respective assets are deemed viable, after which time the costs to further investigate and acquire the assets are capitalized. Subsequent to acquisition, legal and associated costs incurred in prosecuting alleged infringements of the patents are recognized as expense when incurred.

Property and equipment:  Property and equipment purchases are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of 5 years.

Stock-based compensation:  The Company has made the following types of stock-based awards, valued and reflected in the financial statements as follows:

Common Stock Grants:  Common stock grants are valued at their fair market value at the date of the grant, multiplied by the number of shares granted. These grants are reflected as compensation expense in the period during which the respective awards vest, ranging from immediate to 36 months from the grant dates.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies  – (continued)

Sales of Common Stock at Less than Fair Market Value:  Common stock sales at less than fair market value to executive officers are valued at their fair market value on the date of the sale, multiplied by the number of shares sold at less than fair market value. Common stock sales at less than fair market value to consultants are valued at their fair market value on the date the purchased shares vest (the “measurement date”), revalued as to the number of shares vesting at each subsequent measurement date, multiplied by the number of shares vesting at the measurement date. The difference between the purchase price and the fair market value of the shares vesting at each measurement date is reflected as compensation expense in the period during which the respective awards vest, over periods ranging from immediate to 36 months.

Common Stock Options:  Common stock options are valued at their fair market value at the time the options are granted, using the Black-Scholes option pricing model for valuing stock-based compensation awards. Common stock options are reflected as compensation expense in the period during which they vest.

Fair value of common stock:  At inception, the Company determined the fair value of each common share to be $.25832. Management determined the amount of capital it estimated would be required ($1,800,000) to carry the Company through its earliest stages of development. This amount was financed through the issuance of Series A convertible preferred stock (the “Series A Preferred Stock”). To arrive at the estimated fair value of a share of common stock, the $1,800,000 was divided by the number of common shares, 6,968,000, into which the Company’s Series A Preferred Stock sold would convert upon demand, in accordance with the terms of the Series A Preferred Stock.

Subsequent to inception, the Company determined fair value per share based on multiple private sales of common stock to third parties including individuals and institutional investors. Three rounds of common stock sales occurred after inception, one round at $1 per share during late August and early September 2011, one round at $3 per share during mid-September and October 2011, and one round at $3.30 per share during November and December 2011.

Fair value of financial instruments:  Fair value of financial assets and liabilities is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market at the measurement date (exit price). The Company is required to classify fair value measurements in one of the following categories:

Level 1 inputs which are defined as quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 inputs which are defined as inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly.

Level 3 inputs are defined as unobservable inputs for the assets or liabilities. Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The Company determined the fair value of the embedded derivative liability to be level 3 inputs. These inputs require material subjectivity because value is derived through the use of probability weighted discounted cash flows. As further discussed in Note 5, the Company has determined that the probability of the holder exercising its options is remote and that any value allocated the embedded derivative at December 31, 2011 would be trivial.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies  – (continued)

Due to the Company being in its development stage, it is not practical to value our notes payable at December 31, 2011. The carrying amounts of cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to the short term maturity of the instruments.

Income taxes:  Deferred income tax assets and liabilities are determined using the asset and liability method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of permanent and temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes tax positions taken or expected to be taken when it is more likely than not that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is more likely than not to be realized upon ultimate settlement. It is the Company’s policy to classify interest and penalties related to uncertain income tax matters as income tax expense.

Earnings Per Share:  Basic loss per share is based on the weighted number of common shares issued and outstanding, and is calculated by dividing net loss attributable to common shareholders by the weighted average shares outstanding during the period. Diluted loss per share is calculated by dividing net loss attributable to common shareholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding. Diluted loss per share is equal to the basic loss per share as all potentially dilutive securities are anti-dilutive in the period presented. For the year ended December 31, 2011 the Company incurred net losses and therefore no common stock equivalents were utilized in the calculation of earnings per share.

At December 31, 2011, the Company excluded the following potentially dilutive securities:

•	Series A Preferred Stock convertible into 6,968,000 shares of common stock.
•	Warrants to purchase 250,000 shares of common stock.
•	Options to purchase 13,646 shares of common stock.
•	1,237,270 shares of common stock granted but not vested.

Recent Accounting Pronouncements:

In May 2011, the FASB issued new guidance amending the existing pronouncement related to fair value measurement. This new guidance primarily expands the existing disclosure requirements for fair value. Specifically, the new guidance mandates the following additional disclosures: (1) the amount of any transfers between Level 1 and Level 2 of the fair value hierarchy, (2) a quantitative disclosure of the unobservable inputs and assumptions used in the measurement of Level 3 instruments, (3) a qualitative discussion of the sensitivity of the fair value to changes in unobservable inputs and any inter-relationships between those inputs that magnify or mitigate the effect on the measurement of Level 3 instruments and (4) the level within the fair value hierarchy, of items that are not measured at fair value in the statement of financial condition but whose fair value must be disclosed. This new guidance is effective for us prospectively beginning January 1, 2012. We expect the adoption of this new guidance will result in an increase of certain of our financial statement disclosures, but the adoption will not have any impact on our financial position or results of operations.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies  – (continued)

In June 2011, the FASB issued new guidance amending the existing pronouncement regarding the presentation of comprehensive income. This new guidance reduces the alternatives for the presentation of the components of other comprehensive income. Specifically, it eliminates the alternative of presenting them as part of the Statement of Changes in Shareholders’ Equity. This new guidance is effective for fiscal years and interim periods within those years, beginning after December 15, 2011; however, early adoption is permitted. We currently do not have any components of other comprehensive income within our consolidated financial statements thus adoption of this new guidance does not impact us.

Note 2. Liquidity and Capital Resources, Going Concern

As a development stage company, the Company requires significant amounts of capital to support its operations during the period prior to the commencement of a revenue stream or other liquidity events.

As of December 31, 2011 the Company had cash of $5,212,142 and working capital of $2,789,563. During the period from inception through December 31, 2011, the Company funded operations from the proceeds of private sales of equity and the private issuance of debt. Because of the nature of the Company’s business, capital is required to support the Company’s substantial legal costs as well as its normal operating costs. The Company has developed a budget outlining its expected legal and operating costs, including contingencies for unforeseen costs and delays over the next twelve (12) months.

The Company plans to conduct future financings through the sale of debt of equity securities, which management believes will provide sufficient working capital to fund operations for at least the next twelve (12) months. Changes in operating plans, increased expenses, additional property acquisitions, other events or other strategic alternatives the Company may pursue, may cause additional equity or debt financing to be required in the future. There is no assurance that additional financing will be available upon future prevailing terms or at all.

For the period from inception through December 31, 2011, the Company used $4,933,083 of net cash to fund operating activities and to invest in tangible personal and intangible intellectual property. During the period, the Company borrowed $3,200,000 through the issuance of a promissory note and raised $5,145,225 and $1,800,000 through common and preferred stock issuances, respectively.

Despite the Company’s capital raising activities to date, given the factors noted above, there is no assurance that the Company will continue to be able to raise the capital or generate revenue necessary to fund ongoing operations at the current level. As such, absent future capital raises or revenue generation by the Company, there remains substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty.

Note 3. Property and Equipment

Property and equipment consisted of the following as of December 31, 2011:

Computer equipment$8,688Less accumulated depreciation(682)  $8,006

Property and equipment are being depreciated over their expected useful lives.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Intangible Assets

Intangible assets consisted of the following as of December 31, 2011:

Patents	$3,395,188
Less accumulated amortization	(327,596)
$3,067,592

The gross carrying amount of patents is comprised of the original purchase price of $3,200,000 and $195,188 of associated patent acquisition costs. Patents are being amortized over their individual legal lives which expire between 2016 and 2021. The weighted average amortization period for these patents is five years and eleven months.

Estimated amortization expense for each of the five succeeding years based upon intangible assets owned at December 31, 2011 is as follows:

Year	Amount
December 31, 2012	$622,775
December 31, 2013	622,775
December 31, 2014	622,775
December 31, 2015	622,775
December 31, 2016 and thereafter	576,492

Note 5. Note Payable — Related Party

The Company is obligated under a note payable to Hudson Bay Master Fund Ltd. (“Hudson Bay”) with an outstanding balance of $3,200,000 at December 31, 2011 (the “Hudson Bay Note”). At December 31, 2011, Hudson Bay owned all of the outstanding preferred stock of the Company, convertible upon demand to common stock sufficient to control the Company. The Hudson Bay Note accrues interest at 0.46% per annum and matures on June 22, 2014. The Company has granted Hudson Bay a security interest in all tangible and intangible personal property of the Company and its subsidiaries to secure its obligations under the Hudson Bay Note.

Hudson Bay has the option of requiring the Company to redeem up to $2,000,000 aggregate principal of the Hudson Bay Note beginning March 22, 2012. The Hudson Bay Note does not contain any financial statement covenants, however there are standard events of default. In the event of a default, which is not subsequently cured or waived, the interest rate would increase to a rate of 18% per annum. At the option of Hudson Bay and upon notice, the entire unpaid principal balance together with all accrued interest thereon would be immediately due and payable. Hudson Bay has the right to require the Company to redeem the Hudson Bay Note in the event of a change of control or in event of default at a redemption price, pursuant to a formula, of up to 125% of the sum of the portion of the principal amount and any accrued and unpaid interest.

As of December 31, 2011, there were no known conditions of default.

The Company determined there was an embedded derivative since certain redemption options were determined not to be clearly and closely related to the debt host. The Company also determined that the fair value of the embedded derivative was zero at December 31, 2011 since the probability of change in control or event of default in the near future is remote. The gross amount the Company would have to pay if this redemption option is exercised would be $800,000.

The Company will evaluate the fair value of the derivative each reporting period and report changes in the fair value as other income (expense), net.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Series A Convertible Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001, of which 6,968 shares of preferred stick have been designated as Series A Preferred Stock with such rights and preferences designated in the Company’s Certificate of Designations (the “Series A Preferred Stock”). In June 2011, the Company issued 6,968 shares of Series A Preferred Stock to Hudson Bay for $1,800,000 ($258.32 per share). The Series A Preferred Stock has a liquidation preference of $1,250 per share and is otherwise convertible, at the option of the holder, into 6,968,000 shares of common stock at a conversion price of $1 per common share received, subject to adjustment for anti-dilution and other corporate events. The holder of Series A Preferred Stock is entitled to receive such dividends paid and distributions made to holders of common stock and to participate in voting matters on an as converted basis. Shares of Series A Preferred Stock are redeemable by the holder upon the occurrence of certain events as defined in the Series A Preferred Stock Certificate of Designations. The holder has the right to require the Company to redeem the Series A Preferred Stock in the event of a change of control or a triggering event (including, without limitation, an event of default or change of control) at a redemption price, pursuant to a formula, of up to 125% of the stated value of $1,000 per share, subject to adjustment.

The Series A Preferred Stock is classified as mezzanine because certain Triggering Events may occur outside the control of the Company.

Note 7. Warrants

On August 30, 2011, the Company issued 250,000 warrants to Hudson Bay. Each warrant entitles Hudson Bay to purchase one (1) share of common stock in the Company at a price of $1. The warrants expire sixty (60) months after the issue date, and are subject to adjustment for certain corporate events under the terms and conditions contained in the Warrant Agreement between the Company and Hudson Bay dated August 30, 2011.

Note 8. Stock-Based Compensation

In June 2011, the Company sold 2,115,625 shares of common stock to an executive officer at par value. The excess of the fair value of the shares sold over the purchase price of the shares at the time of purchase is treated as compensation and is recognized at such times as the shares vest to the benefit of the executive officer. 1,178,125 shares vested immediately upon grant and 937,500 shares vest over a three (3) year period.

In June 2011, the Company sold 125,000 shares of common stock to a consultant at par value. The excess of the fair value of the shares sold over the purchase price of the shares is treated as compensation and is recognized at such times as the shares vest to the benefit of the consultant. 62,500 shares vested immediately upon purchase and 62,500 shares vest over a three (3) year period. Compensation related to unvested shares will be recognized in the period the shares vest and will be calculated using the fair value of the common stock at that time.

In August 2011, the Company granted 625,000 shares of common stock to an executive officer of the Company at no cost. The fair value of these shares at the time of grant is treated as compensation and is recognized at such times as the shares vest over an eighteen (18) month period.

In August 2011, the Company adopted its 2011 Equity and Performance Incentive Plan (the “Plan”). The Plan provides for the issuance of stock options and restricted stock to the Company’s employees, consultants, directors and advisors. Terminated, expired or forfeited grants may be reissued under the Plan. The number of shares available under the Plan is subject to adjustment for certain changes in the Company’s capital structure. As of December 31, 2011, 946,354 shares are available for future grant.

In November 2011, pursuant to the Plan, the Company granted 40,000 shares of common stock to an independent director of the Company at no cost. The fair value of these shares at the time of grant is treated as compensation and is recognized at such times as the shares vest over an eighteen (18) month period.

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8. Stock-Based Compensation  – (continued)

In November 2011, pursuant to the Plan, the Company issued stock options to an independent director of the Company at no cost. The options became fully vested and exercisable at the date of grant. The options allows the director to purchase up to 13,646 shares of common stock at an exercise price of $3.00 per share at any time prior to expiration of the options on November 6, 2016.

The table below illustrates the grants of common stock and the sales of common stock at less than fair value made during the period from inception through December 31 2011.

Grants Of Common Stock and Sales of Common Stock at Less Than Fair Market Value

Title	Grant, Purchase or Vest Date	# Shares	Fair Value at Grant, Purchase or Vest Date	Total Value	Amount Paid for Shares	Total Stock Based Compensation	Compensation Recognized Inception through 12/31/11	Compensation Not Vested at 12/31/11
Consultant	6/22/2011	125,000	$0.25832	N/A	$12	N/A	$49,070	170,346*
Exec. Officer	6/22/2011	2,115,625	$0.25832	546,508	212	546,296	346,329	199,955
Exec. Officer	8/10/2011	625,000	$0.25832	161,450	—	161,450	41,900	119,550
Director	11/07/2011	40,000	$3.00	120,000	—	120,000	11,781	108,219
							$449,080	$598,070

*	Based on the fair value of common stock of $3.30 per share, at December 31, 2011

Nonvested compensation of $598,070 will vest over approximately 2.5 years.

The table below illustrates the common stock options granted during the period from inception through December 31 2011.

Grants of Common Stock Options

Title	Grant Date	# Shares	Exercise Price	FMV at Grant Date	Total Option Value	Compensation Recognized Inception through 12/31/11	Compensation Not Vested at 12/31/11
Director	11/6/2011	13,646	$3	$1.8341	$25,028	$25,028	-0-

The fair value of options granted is estimated on the date of grant using the Black-Scholes option pricing model based on the assumptions in the table below for the years ended December 31, 2011:

Expected life (in years)	5
Risk-free interest rate	0.88%
Volatility	75%
Dividend yield	—

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9. Income Taxes

The differences between income tax computed using the statutory federal (35%) and state (10% net of federal deduction) income tax rates and the income tax provision for the period from inception through December 31, 2011, are as follows:

Federal income tax benefit at statutory rate	$(957,000)
State tax benefit, net of federal income tax benefit	(274,000)
Increase in valuation allowance	1,231,000
Income tax expense	$—

At December 31, 2011, the temporary differences resulted in net deferred tax assets consisting of the following:

Deferred tax assets resulting from:
Startup costs	$46,000
Estimated net operating loss carryforwards	1,185,000
1,231,000
Less: valuation allowance	(1,231,000)
Net deferred tax	$—

The Company has determined that, based on objective evidence currently available, it is not likely that the deferred tax assets will be realized. Accordingly, the Company has provided a valuation allowance for the full amount of the deferred tax assets at December 31, 2011. There are no amounts of interest or penalties related to tax matters contained within the balance sheet at December 31, 2011. Under current tax law, net operating losses can be carried forward through the year to end December 31, 2031.

Management does not believe it is exposed to any uncertain tax positions as they are defined within accounting principles. Management does not believe there are tax positions for which it is reasonably possible that there will be a significant increase or decrease in the amounts of unrecognized tax benefits within 12 months of December 31, 2011. The Company will be required to file income tax returns with the United States federal jurisdiction and the State and City of New York beginning with the year ending December 31, 2011. Only tax returns for the tax year 2011 are open and, once filed, will be subject to examination by relevant tax jurisdictions.

Note 10. Lease Obligations

In July 2011, the Company entered into a license agreement with a non-affiliated third party to lease office space in New York City. The license is for a term of two years and five months and requires monthly payments in the amount of $2,152.

Estimated occupancy expense for the remaining lease term based upon lease obligations at December 31, 2011 is as follows:

Year	Amount
2012	25,824
2013	25,824
$51,648

INNOVATE/PROTECT, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11. Contingencies

The Company retains the services of law firms that specialize in intellectual property licensing and enforcement and patent law in connection with their licensing and enforcement activities. These law firms may be retained on an hourly fee, contingent fee, or blended fee basis. In a contingency fee arrangement, law firms are paid a scaled percentage of any negotiated fees, settlements or judgments awarded, based on how and when the fees, settlements or judgments are obtained.

On September 15, 2011, I/P Engine filed a patent infringement action in the Eastern District of Virginia. The matter involves two patents related to search systems having content and collaborative filters, and alleges that defendants AOL, Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc. and Target Corporation each infringe both patents at issue. The defendants filed their answers to the complaint on November 14, 2011, and also asserted declaratory judgment counterclaims of non-infringement and invalidity. On November 28, 2011, all defendants (except AOL, Inc., which asserted no such allegation) amended their counterclaims to remove an allegation of unenforceability. On December 5, 2011, I/P Engine filed answers to AOL’s counterclaims. On December 9, 2011, I/P Engine filed answers to the counterclaims of the remaining defendants. At this stage of the litigation, the Company cannot assess the duration, cost or outcome of the infringement action.

Note 12. Subsequent Events

Subsequent events have been evaluated through March 2, 2012, the date the financial statements were available to be issued.